                                                                    EXHIBIT 99.2



                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of June 17, 1997

                                  by and among

                             OUTDOOR SYSTEMS, INC.,

                                 THE GUARANTORS
                                  named herein

                                       and

                        CIBC WOOD GUNDY SECURITIES CORP.
                         ALEX. BROWN & SONS INCORPORATED
                                       and
                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION
                              as Initial Purchasers

                                TABLE OF CONTENTS

                                                                                                               Page
1.       Definitions......................................................................................      1

2.       Exchange Offer...................................................................................      5

3.       Shelf Registration...............................................................................      6

4.       Additional Interest..............................................................................     10

5.       Registration Procedures..........................................................................     12

6.       Registration Expenses............................................................................     22

7.       Indemnification..................................................................................     24

8.       Rules 144 and 144A...............................................................................     28

9.       Underwritten Registrations.......................................................................     28

10.      Miscellaneous....................................................................................     28

         a.       Remedies................................................................................     28
         b.       Enforcement.............................................................................     29
         c.       No Inconsistent Agreements..............................................................     29
         d.       Adjustments Affecting Registrable Notes.................................................     29
         e.       Amendments and Waivers..................................................................     29
         f.       Notices.................................................................................     30
         g.       Successors and Assigns..................................................................     30
         h.       Counterparts............................................................................     30
         i.       Headings................................................................................     30
         j.       Governing Law...........................................................................     30
         k.       Severability............................................................................     31
         l.       Entire Agreement........................................................................     31
         m.       Joint and Several Obligations...........................................................     31
         n.       Notes Held by the Company, the Guarantors
                    or their Affiliates...................................................................     31

                  REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of June 17, 1997, by and among OUTDOOR SYSTEMS, INC., a Delaware corporation (the "Company"), the Guarantors named herein and CIBC WOOD GUNDY SECURITIES CORP., ALEX. BROWN & SONS INCORPORATED and DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, as initial purchasers (the "Initial Purchasers").

                  This Agreement is entered into in connection with the Purchase Agreement, dated as of June 17, 1997 among the Company, the Guarantors and the Initial Purchasers (the "Purchase Agreement") relating to the sale by the Company to the Initial Purchasers of $500,000,000 aggregate principal amount of the Company's 8 7/8% Senior Subordinated Notes due 2007 (the "Notes") and the guarantee of the Notes by the Guarantors (the "Guarantees"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement to the Initial Purchasers and their direct and indirect transferees and assigns. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Notes under the Purchase Agreement.

                  The parties hereby agree as follows:

1.       Definitions

                  As used in this Agreement, the following terms shall have the following meanings:

                  Additional Interest:  See Section 4(a).

                  Advice:  See the last paragraph of Section 5.

                  Agreement: See the introductory paragraphs to this Agreement.

                  Applicable Period:  See Section 2(b).

                  Closing:  See the Purchase Agreement.

                  Company: See the introductory paragraphs to this Agreement.

                  Effectiveness Date:  The 120th day after the Issue
Date.

                  Effectiveness Period:  See Section 3(a).

                  Event Date:  See Section 4(c).

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Exchange Notes:  See Section 2(a).

                  Exchange Offer:  See Section 2(a).

                  Exchange Registration Statement:  See Section 2(a).

                  Filing Date:  The 45th day after the Issue Date.

                  Guarantees: See the introductory paragraphs to this Agreement.

                  Guarantors: Outdoor Systems Painting, Inc., OS Advertising of Texas Painting, Inc., OS Baseline, Inc., Decade Communications Group, Inc., Bench Advertising Company of Colorado, Inc., New York Subways Advertising Co., Inc., OS Bus, Inc., Outdoor Systems (New York), Inc. and any Person who becomes a Guarantor by the terms of the Indenture (as defined herein).

                  Holder: Any holder of a Registrable Note or Registra-ble Notes.

                  Indemnified Person:  See Section 7(c).

                  Indemnifying Person:  See Section 7(c).

                  Indenture: The Indenture, dated as of June 23, 1997, among the Company, the Guarantors and The Bank of New York, as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

                  Initial Purchasers: See the introductory paragraphs to this Agreement.

                  Initial Shelf Registration:  See Section 3(a).

                  Inspectors:  See Section 5(o).

                  Issue Date: The date on which the original Notes are sold to the Initial Purchasers pursuant to the Purchase Agreement.

                  Lien:  See the Indenture.

                  NASD:  See Section 5(t).

                  Notes: See the introductory paragraphs to this Agreement.

                  Participant: See Section 7(a).

                  Participating Broker-Dealer: See Section 2(b).

                  Person: An individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

                  Private Exchange: See Section 2(b).

                  Private Exchange Notes: See Section 2(b).

                  Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Notes covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  Purchase Agreement: See the introductory paragraphs to this Agreement.

                  Records: See Section 5(o).

                  Registrable Notes: The Notes upon original issuance thereof and at all times subsequent thereto and, if issued, the Private Exchange Notes, until in the case of any such Notes or any such Private Exchange Notes, as the case may be, (i) a Registration Statement covering such Notes or such Private Exchange Notes has been declared effective by the SEC and such Notes or such Private Exchange Notes, as the case may be, have been disposed of in accordance with such effective Registration Statement, (ii) such Notes or such Private Exchange Notes, as the case may be, are sold in compliance with Rule 144, (iii) in the case of any Note, such Note has been exchanged for an Exchange Note or Exchange Notes pursuant to an Exchange Offer or (iv) such

Notes or such Private Exchange Notes, as the case may be, cease to be outstanding.

                  Registration Default: See Section 4(a).

                  Registration Statement: Any registration statement of the Company or the Guarantors, including, but not limited to, the Exchange Registration Statement, which covers any of the Registrable Notes pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  SEC: The Securities and Exchange Commission.

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Shelf Notice: See Section 2(c).

                  Shelf Registration: See Section 3(b).

                  Subsequent Shelf Registration: See Section 3(b).



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                                       -5-



                  TIA: The Trust Indenture Act of 1939, as amended.

                  Trustee: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes and Private Exchange Notes (if any).

                  Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter(s) for reoffering to the public.

2.       Exchange Offer

                  (a) Each of the Company and the Guarantors jointly and severally agrees to use its best efforts to file with the SEC as soon as practicable after the Closing, but in no event later than the Filing Date, an offer to exchange (the "Exchange Offer") any and all of the Registrable Notes for a like aggregate principal amount of debt securities of the Company, guaranteed by the Guarantors, which are identical to the Notes (the "Exchange Notes") (and which are entitled to the benefits of the Indenture or a trust indenture which is substantially identical to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA), except that the Exchange Notes shall have been registered pursuant to an effective Registration Statement under the Securities Act and will not contain terms with respect to transfer restrictions. The Exchange Offer will be registered under the Securities Act on the appropriate form (the "Exchange Registration Statement") and will comply with all applicable tender offer rules and regulations under the Exchange Act. Each of the Company and the Guarantors jointly and severally agrees to use its best efforts to (x) cause the Exchange Registration Statement to become effective under the Securities Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for at least 20 business days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 180th day following the Issue Date. Each Holder who participates in the Exchange Offer will be required to represent that any Exchange Notes received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes, that such Holder is not an affiliate of any of the Company or the Guarantors within the meaning of Rule 405 promulgated under the Securities

Act or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable and that is not acting on behalf of any Person who could not truthfully make the foregoing representations. Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, solely with respect to Registrable Notes that are Private Exchange Notes and Exchange Notes held by Participating Broker-Dealers, and the Company and the Guarantors shall have no further obligation to register Registrable Notes (other than Private Exchange Notes and Exchange Notes held by Participating Broker-Dealers) pursuant to Section 3 of this Agreement.

                  (b) The Company and the Guarantors shall include within the Prospectus contained in the Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC. Such "Plan of Distribution" section shall also allow the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Notes.

                  Each of the Company and the Guarantors shall use its best efforts to keep the Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes; provided that such period shall not exceed 180 days after consummation of the Exchange Offer (or such longer period if extended pursuant to the last paragraph of Section 5) (the "Applicable Period").

                  If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Notes acquired by them and having, or which are reasonably likely to be determined to have, the status as an unsold allotment in the initial distribution, the Company and the Guarantors upon the request of the Initial Purchasers shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to the Initial Purchasers, in exchange (the "Private Exchange") for the Notes held by the Initial Purchasers, a like principal amount of debt securities of the Company guaranteed by the Guarantors, that are identical in all material respects to the Exchange Notes except for the existence of restrictions on transfer thereof under the Securities Act and securities laws of the several states of the United States (the "Private Exchange Notes") (and which are issued pursuant to the same indenture as the Exchange Notes). The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes. Interest on the Exchange Notes and Private Exchange Notes will accrue from (i) the later of (A) the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor or (B) if the Notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (ii) if no interest has been paid on the Notes, from the Issue Date.

                  In connection with the Exchange Offer, the Company and the Guarantors shall:

                    (i) mail to each Holder a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

                   (ii) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

                  (iii) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open.

                  As soon as practicable after the close of the Exchange Offer or the Private Exchange, as the case may be, the Company and the Guarantors shall:

                    (i) accept for exchange all Registrable Notes tendered and not validly withdrawn pursuant to the Exchange Offer or the Private Exchange;

                    (ii) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange; and

                    (iii) cause the Trustee to authenticate and deliver promptly to each Holder of Registrable Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the Notes of such Holder so accepted for exchange.

                  The Exchange Notes and the Private Exchange Notes may be issued under (i) the Indenture or (ii) an indenture substantially identical to the Indenture, which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that the Exchange Notes, the Private Exchange Notes and the Notes will vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.

                  (c) If (1) prior to the consummation of the Exchange Offer, the Company and the Guarantors or Holders of at least a majority in aggregate principal amount of the Registrable Notes reasonably determine in good faith that (i) the Exchange Notes would not, upon receipt, be tradeable by such Holders which are not affiliates (within the meaning of the Securities Act) of the Company or the Guarantors without restriction under the Securities Act and without restrictions under applicable state securities laws, (ii) the interests of the Holders under this Agreement would be materially and adversely affected by the consummation of the Exchange Offer or (iii) after conferring with counsel, the SEC is unlikely to permit the consummation of the Exchange Offer prior to the Effectiveness Date, (2) subsequent to the consummation of the Private Exchange, any holder of the Private Exchange Notes so requests or (3) the Exchange Offer is commenced and not consummated within 180 days of the date of this Agreement, then the Company and the Guarantors shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and shall file an Initial Shelf Registration pursuant to Section 3. Following the delivery of a Shelf Notice to the Holders of Registrable Notes (in the circumstances contemplated by clauses (1) and (3) of the preceding sentence), the Company and the Guarantors shall not have any further obligation to conduct the Exchange Offer or the Private Exchange under this Section 2.

3.       Shelf Registration

                  If a Shelf Notice is delivered as contemplated by Section 2(c), then:

                  (a) Initial Shelf Registration. The Company and the Guarantors shall prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes (the "Initial Shelf Registration"). If the Company or the Guarantors shall have not yet filed a Registration Statement, each of the Company and the Guarantors shall use its best efforts to file with the SEC the Initial Shelf Registration on or prior to the Filing Date. In any other instance, each of the Company and the Guarantors shall use its best efforts to file with the SEC the Initial Shelf Registration within 30 days of the delivery of the Shelf Notice. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company and the Guarantors shall not permit any securities other than the Registrable Notes to be included in the Initial Shelf Registration or any Subsequent Shelf Registration. Each of the Company and the Guarantors shall use its best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is two years (or such shorter period as provided in Rule 144(k) under the Securities Act) from the Issue Date (subject to extension pursuant to the last paragraph of Section 5 hereof), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or
(ii) a Subsequent Shelf Registration covering all of the Registrable Notes has been declared effective under the Securities Act (the "Effectiveness Period").

                  (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period, each of the Company and the Guarantors shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional

"shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Notes (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, each of the Company and the Guarantors shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

                  (c) Supplements and Amendments. The Company and the Guarantors shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or by any underwriter(s) of such Registrable Notes.

4.       Additional Interest

                  (a) The Company and the Initial Purchasers agree that the Holders of Registrable Notes will suffer damages if the Company fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay additional interest on the Notes ("Additional Interest") under the circumstances set forth below (each of which shall be given independent effect):

                    (i) if the Exchange Registration Statement or the Initial Shelf Registration has not been filed on or prior to the Filing Date;

                    (ii) if the Exchange Registration Statement or the Initial Shelf Registration has not been declared effective on or prior to the Effectiveness Date; and/or

                    (iii) if either (A) the Company has not exchanged the Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 60 days after the Exchange Registration Statement was declared effective or (B) the Exchange Registration Statement ceases to be effective at any time prior to the time that the

         Exchange Offer is consummated or (C) if applicable, the Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period;

(each such event referred to in clauses (i) through (iii) above is a "Registration Default"), the sole remedy available to Holders of the Notes will be the immediate accrual of Additional Interest as follows: the per annum interest rate on the Notes will increase by .50% upon the occurrence of a Registration Default; and the per annum interest rate will increase by an additional .25% for each subsequent 90-day period during which the Registration Default remains uncured, up to a maximum additional interest rate of 2% per annum; provided, however, that (1) upon the filing of the Exchange Registration Statement or the Initial Shelf Registration (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement or a Shelf Registration (in the case of (ii) above) or (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of (iii)(A) above), or upon the effectiveness of the Exchange Registration Statement which had ceased to remain effective (in the case of (iii)(B) above), or upon the effectiveness of the Shelf Registration which had ceased to remain effective (in the case of (iii)(C) above), Additional Interest on the Notes as a result of such clause (i), (ii) or (iii) (or the relevant subclause thereof), as the case may be, shall cease to accrue and the interest rate on the Notes will revert to the interest rate originally borne by the Notes.

                  (b) Notwithstanding the foregoing, no Additional Interest will be payable with respect to a Registration Default described in clause
(a)(iii)(C) above, if pending a material corporate transaction, the Company issues a notice that the registration is unusable, or such notice is required under applicable securities laws to be issued by the Company, and the number of days in any consecutive twelve month period for which all such notices have been issued or required to be issued has not exceeded 30 in the aggregate.

                  (c) The Company and the Guarantors shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Any amounts of Additional Interest due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash semi-annually on each June 15 and December 15 to the Holders of record on the June 1 and December 1 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue, by depositing with the Trustee, in trust for the benefit of such Holders, immediately available funds in sums sufficient to pay such Additional Interest. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

5.       Registration Procedures

                  In connection with the registration of any Registrable Notes or Private Exchange Notes pursuant to Section 2 or 3 hereof, the Company and the Guarantors shall effect such registrations to permit the sale of such Registrable Notes or Private Exchange Notes in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company and the Guarantors shall:

                  (a) Prepare and file with the SEC, prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by
         Section 2 or 3, and use their respective best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, if (1) such filing is pursuant to
         Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company and the Guarantors shall, if requested, furnish to and afford the Holders of the Registrable Notes and each such Participating Broker-Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriter(s), if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (at least 5 business days prior to such filing). The Company and the Guarantors shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration

         Statement, or such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriter(s), if any, shall reasonably object.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Company and the Guarantors shall be deemed not to have used their best efforts to keep a Registration Statement effective during the Applicable Period if any of them voluntarily takes any action that would result in selling Holders of the Registrable Notes covered thereby or Participating Broker- Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period unless such action is required by applicable law or unless the Company and the Guarantors comply with this Agreement, including without limitation, the provisions of clause 5(c)(v) below.

                  (c) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, notify the selling Holders of Registrable Notes, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriter(s), if any, promptly (but in any event within two business days), and confirm such notice in writing, (i) when a Prospectus or any prospectus supplement or post-effective amendment thereto has been filed, and, with respect to a Registration Statement or any post-effective amendment thereto, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment thereto including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) below cease to be true and correct, (iv) of the receipt by any of the Company or the Guarantors of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company's or any Guarantor's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                  (d) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use their best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use their best efforts to obtain the withdrawal of any such order at the earliest possible moment.

                  (e) If a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwriter(s), if any, or the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment thereto such information as the managing underwriter(s), if any, or such Holders reasonably request to be included therein, (ii) make all required filings of such Prospectus supplement or such post-effective amendment thereto as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment thereto and (iii) supplement or make amendments to such Registration Statement.

                  (f) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes who so requests and to each such Participating Broker-Dealer who so requests and to counsel and the managing underwriter(s), if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                  (g) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes, or each such Participating Broker- Dealer, as the case may be, their counsel, and the managing underwriter or underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary Prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, each of the Company and the Guarantors hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the managing underwriter or underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, to use its best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters, if any, reasonably request in writing; provided that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Company and the Guarantors agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Registrable Notes covered by the applicable Registration Statement; provided that none of the Company or the Guarantors shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction.

                  (i) If a Shelf Registration is filed pursuant to Section 3, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

                  (j) Use their best efforts to cause the Registrable Notes covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the managing underwriter or underwriters, if any, to consummate the disposition of such Registrable Notes, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case each of the Company and the Guarantors will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                  (k) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) above, as promptly as reasonably practicable prepare and (subject to Section 5(a) above) file with the SEC, at the joint and several expense of each of the Company and the Guarantors, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (l) Use their best efforts to cause the Registrable Notes covered by a Registration Statement or the Exchange Notes, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement or the Exchange Notes, as the case may be, or the managing underwriter or underwriters, if any.

                  (m) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with printed certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.

                  (n) In connection with an underwritten offering of Registrable Notes pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Notes and take all such other actions as are reasonably requested by the managing underwriter(s), if any, in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in such connection, (i) make such representations and warranties to the managing underwriter or underwriters on behalf of any underwriters, with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and the Guarantors and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the managing underwriter or underwriters covering the matters customarily covered in opinions requested in underwritten offerings of debt securities and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other independent certified public accountants of any subsidiary of any of the Company or of any business acquired by any of the Company or the Guarantors for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the managing underwriter or underwriters on behalf of any underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities and such other matters as may be reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration Statement and the managing underwriter or underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                  (o) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and their respective subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and the Guarantors and their respective subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Company and the Guarantors determine, in good faith, to be confidential and any Records which they notify the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer or underwriter will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each selling Holder of such Registrable Notes and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to undertake appropriate action to prevent disclosure of the Records deemed confidential at the Company's expense.

                  (p) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a), as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer Registration Statement or the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

                  (q) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                  (r) Upon consummation of an Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Company and the Guarantors, in a form customary for underwritten offerings of debt securities similar to the Notes, addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or the Private Exchange, as the case may be, and which includes an opinion that (i) each of the Company and the Guarantors has duly authorized, executed and delivered the Exchange Notes and Private Exchange Notes and the related indenture and (ii) each of the Exchange Notes or the Private Exchange Notes, as the case may be, and related indenture constitute a legal, valid and binding obligation of each of the Company and the Guarantors, enforceable against each of the Company and the Guarantors in accordance with its respective terms (with customary exceptions).

                  (s) If an Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Company and the Guarantors (or to such other Person as directed by the Company and the Guarantors) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Company and the Guarantors shall mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being cancelled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; and, in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

                  (t) Cooperate with each seller of Registrable Notes covered by any Registration Statement and the managing underwriter(s), if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                  (u) Use their respective best efforts to take all other steps necessary to effect the registration of the Registrable Notes covered by a Registration Statement contemplated hereby.

                  The Company and the Guarantors may require each seller of Registrable Notes or Participating Broker-Dealer as to which any registration is being effected to furnish to the Company and the Guarantors such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, as the Company and the Guarantors may, from time to time, reasonably request. The Company may exclude from such registration the Registrable Notes of any seller or Participating Broker-Dealer who unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by acquisition of such Registrable Notes or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Notes covered by such Registration Statement or Prospectus or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement or Exchange Notes to be sold by such Holder or Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or (y) the Advice.

6.       Registration Expenses

                  (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company and the Guarantors, other than any underwriting discounts and commissions or any broker fees or commissions, shall be borne by the Company and the Guarantors, jointly and severally, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connec-tion with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange Notes for investment under the laws of such jurisdictions in the United States (x) where the Holders of Registrable Notes are located, in the case of the Exchange Notes, or (y) as provided in Section 5(h), in the case of Registrable Notes or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is reasonably requested by the managing underwriter or underwriters, if any, or, in respect of Registrable Notes or Exchange Notes to be sold by any Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or of such Exchange Notes, as the case may be), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and fees and disbursements of special counsel for the sellers of Registrable Notes (subject to the provisions of Section 6(b)), (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) rating agency fees, (vii) Securities Act liability insurance, if the Company desire such insurance, (viii) fees and expenses of the Trustee, (ix) fees and expenses of all other Persons retained by the Company,
(x) internal expenses of the Company and the Guarantors (including, without limitation, all salaries and expenses of officers and employees of the Company and the Guarantors performing legal or accounting duties), (xi) the expense of any annual audit, (xii) the fees and expenses incurred in connection with any listing of the securities to be registered on any securities exchange and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

                  (b) In connection with any Shelf Registration hereunder, the Company and the Guarantors, jointly and severally, shall reimburse the Holders of the Registrable Notes being registered in such registration for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Notes to be included in such Registration Statement and other reasonable out-of-pocket expenses of the Holders of Registrable Notes incurred in connection with the registration of the Registrable Notes.

7.       Indemnification

                  (a) Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Holder of Registrable Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, the officers and directors of each such Person, and each Person, if any, who controls any such Person within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary Prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company in writing by such Participant expressly for use therein; provided that the foregoing indemnity with respect to any preliminary Prospectus shall not inure to the benefit of any Participant (or to the benefit of any Person controlling such Participant) from whom the Person asserting any such losses, claims, damages or liabilities purchased Registrable Notes or Exchange Notes if such untrue statement or omission or alleged untrue statement or omission made in such preliminary Prospectus is eliminated or remedied in the related Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and a copy of the related Prospectus (as so amended or supplemented) shall have been furnished to such Participant at or prior to the sale of such Registrable Notes or Exchange Notes, as the case may be, to such Person.

                  (b) Each Participant will be required to agree, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, their respective directors and officers and each Person who controls any of the Company or the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to each Participant and shall have the rights and duties given to the Company and the Guarantors in paragraph (c) of this Section 7 (except that if the Company and the Guarantors shall have assumed the defense thereof, such Participant shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such holder), but only with reference to information relating to such Participant furnished to the Company and the Guarantors in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary Prospectus. The liability of any Participant under this paragraph (b) shall in no event exceed the proceeds received by such Participant from sales of Registrable Notes giving rise to such obligations.

                  (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) of this Section 7, such Person (the "Indemnified Person") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain one counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses incurred by such counsel related to such proceeding; provided that the failure to so notify the Indemnifying Persons shall not relieve any of them of any obligation or liability which any of them may have hereunder or otherwise except to the extent it is materially prejudiced by such failure. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the

Indemnifying Person and the Indemnified Person and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to any such Indemnifying Person. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes sold by all such Participants and any such separate firm for the Company and the Guarantors, their directors, their officers and such control Persons of the Company and the Guarantors shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for reasonable fees and expenses incurred by counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement; provided, however, that the Indemnifying Person shall not be liable for any settlement effected without its consent pursuant to this sentence if the Indemnifying Party is contesting, in good faith, the request for reimbursement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  (d) If the indemnification provided for in paragraphs (a) and
(b) of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company and the Guarantors on the one hand and the Participants on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and the Participants on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Participants and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Notes or Exchange Notes exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (f) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.       Rules 144 and 144A

                  Each of the Company and the Guarantors covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Notes, make publicly available other information of a like nature so long as necessary to permit sales pursuant to Rule 144 or Rule 144A. Each of the Company and the Guarantors further covenants that so long as any Registrable Notes remain outstanding to make available to any Holder of Registrable Notes in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Notes pursuant to
(a) such Rule 144A, or (b) any similar rule or regulation hereafter adopted by the SEC.

9.       Underwritten Registrations

                  If any of the Registrable Notes covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Notes included in such offering and shall be reasonably acceptable to the Company and the Guarantors.

                  No Holder of Registrable Notes may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

10.      Miscellaneous

                  (a) Remedies. In the event of a breach by the Company or any Guarantor of any of its obligations under this Agreement, each Holder of Registrable Notes, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Initial Purchasers, in the Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each of the Company and the Guarantors jointly and severally agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees, jointly and severally, that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b) Enforcement. The Trustee shall be authorized to enforce the provisions of this Agreement for the ratable benefit of the Holders.

                  (c) No Inconsistent Agreements. None of the Company or the Guarantors has, as of the date hereof, and the Company and the Guarantors shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. None of the Company or the Guarantors has entered or will enter into any agreement with respect to any of its securities which will grant to any Person piggy-back rights with respect to a Registration Statement.

                  (d) Adjustments Affecting Registrable Notes. Neither the Company nor the Guarantors shall, directly or indirectly, take any action with respect to the Registrable Notes as a class that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

                  (e) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Notes. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Notes may be given by Holders of at least a majority in aggregate principal amount of the Registrable Notes being sold by such Holders pursuant to such Registration Statement; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (f) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

                    (i) if to a Holder of Registrable Notes, at the most current address given by the Trustee to the Company; and

                    (ii) if to the Company or the Guarantors, c/o Outdoor Systems, Inc., 2502 North Black Canyon Highway, Phoenix, Arizona 85009,
         Attention: Chief Executive Officer, and with a copy to Powell, Goldstein, Frazer & Murphy LLP, 191 Peachtree Street NE, 16th Floor, Atlanta, Georgia 30303, Attention: William B. Shearer, Esq.

                  All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed;
(iii) one business day after being timely delivered to a next-day air courier; and (iv) when receipt is acknowledged by the addressee, if telecopied.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

                  (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Notes.

                  (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

                  (l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

                  (m) Joint and Several Obligations. Unless otherwise stated herein, each of the obligations of the Company and the Guarantors under this Agreement shall be joint and several obligations of each of them.

                  (n) Notes Held by the Company, the Guarantors or their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Company, the Guarantors or their affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                     OUTDOOR SYSTEMS, INC.


                                     By: /s/ William S. Levine
                                        -----------------------------
                                         Name:  William S. Levine
                                         Title: Chairman


                                     Guarantors:

                                     OUTDOOR SYSTEMS PAINTING, INC.


                                     By: /s/ William S. Levine
                                        -----------------------------
                                         Name:  William S. Levine
                                         Title: Chairman


                                     OS ADVERTISING OF TEXAS PAINTING, INC.


                                     By: /s/ William S. Levine
                                        -----------------------------
                                         Name:  William S. Levine
                                         Title: Chairman


                                     OS BASELINE, INC.


                                     By: /s/ William S. Levine
                                        -----------------------------
                                         Name:  William S. Levine
                                         Title: Chairman


                                     DECADE COMMUNICATIONS GROUP, INC.


                                     By: /s/ William S. Levine
                                        -----------------------------
                                         Name:  William S. Levine
                                         Title: Chairman

                                     BENCH ADVERTISING COMPANY
                                     OF COLORADO, INC.


                                     By: /s/ William S. Levine
                                        -----------------------------
                                         Name:  William S. Levine
                                         Title: Chairman


                                     NEW YORK SUBWAYS ADVERTISING CO., INC.

                                     By: /s/ William S. Levine
                                        -----------------------------
                                         Name:  William S. Levine
                                         Title: Chairman


                                    OS BUS, INC.


                                     By: /s/ William S. Levine
                                        -----------------------------
                                         Name:  William S. Levine
                                         Title: Chairman


                                     OUTDOOR SYSTEMS (NEW YORK), INC.


                                     By: /s/ William S. Levine
                                        -----------------------------
                                         Name:  William S. Levine
                                         Title: Chairman




The foregoing Agreement is hereby
conformed and accepted as of the date
first above written.

CIBC WOOD GUNDY SECURITIES CORP.


By: /s/ Neal Thomas
   -----------------------------
    Name:  Neal Thomas
    Title: Managing Director

ALEX. BROWN & SONS INCORPORATED


By: /s/ Charles J. Carey
   -----------------------------
    Name: Charles J. Carey
    Title: Vice President


DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By: /s/ Michael J. Connelly
   -----------------------------
    Name: Michael J. Connelly
    Title: Managing Director